UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2012

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

            Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

                         (864) 422-8011

(Registrant’s telephone number, including area code)

                        Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On October 24, 2012, the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) accepted the resignation of A. Michelle Masters as Corporate Secretary of the Company and appointed Gwendolyn G. Bridges to replace Ms. Masters as Corporate Secretary of the Company. Ms. Masters, who continues to serve the Company in the position of Senior Vice President, Strategic Development, was appointed by the Board to the role of Assistant Corporate Secretary of the Company. Ms. Bridges continues to serve the Company in the position of Vice President, Compliance and Regulatory Affairs.

Item 5.08.	Shareholder Director Nominations.

On October 24, 2012, the Board approved April 24, 2013, as the date of the Company’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”). Qualified stockholder proposals (including a proposal made pursuant to SEC Rule 14a-8 and any notice on Schedule 14N) to be presented at the 2013 Annual Meeting and in the Company’s proxy statement and form of proxy relating to the 2013 Annual Meeting must be received by the Company at its principal executive offices located at 509 West Butler Road, Greenville, South Carolina, 29607, addressed to our Corporate Secretary, no earlier than December 25, 2012, and no later than January 24, 2013. All stockholder proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission, and the procedures set forth in the Company’s Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: October 30, 2012	By:	/s/ Thomas F. Fortin
Thomas F. Fortin Chief Executive Officer